Securities and Exchange Commission
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(A)
                   of the Securities Exchange Act of 1934

                        Filed by the Registrant [ ]
               Filed by a Party other than the Registrant [X]

                         Check the appropriate box:
                       [ ] Preliminary Proxy Statement
                       [ ] Definitive Proxy Statement
                       [X] Definitive Additional Materials*
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c)
                           or Section 240.14a-12

                             Circon Corporation
              (Name of Registrant as Specified in its Charter)

                     United States Surgical Corporation
                  (Name of Person Filing Proxy Statement)

                        ----------------------------

          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               (1) Title of each class of securities to which transaction applies: N/A

               (2) Aggregate number of securities to which transaction applies: N/A

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

               (4) Proposed maximum aggregate value of transaction:
               N/A

               (5) Total fee paid: N/A

          [ ]  Fee previously paid with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1) Amount previously paid:

               (2) Form, Schedule or Registration Statement Number:

               (3) Filing Party:

               (4) Date Filed:

____________________

* Although the attached press release is being filed as additional material pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, the filer of this additional material does not believe that this press release constitutes soliciting material.



      FOR IMMEDIATE RELEASE:  August 13, 1997

      Contacts:  U.S. Surgical

 INVESTOR CONTACT:        U.S. SURGICAL HOME PAGE  MEDIA CONTACT:
 Marianne Scipione        http://www.ussurg.com    Steve Rose
 Vice President                                    Director
 Corporate Communications                          Media Relations
 (203) 845-1404                                    (203) 845-1732

                    UNITED STATES SURGICAL CORPORATION
                  FILES SUIT AGAINST CIRCON CORPORATION

                NORWALK, CT. -- United States Surgical Corporation (NYSE:USS) said today that it has filed suit against Circon Corporation (NASDAQ: CCON) asking the Court of Chancery in the State of Delaware to order Circon to hold its 1997 Annual Meeting of Shareholders.

           In addition, USS today reinstated its lawsuit in the Court of Chancery seeking to compel Circon to provide USS with information necessary to enable USS to communicate directly with Circon's shareholders concerning its tender offer and proxy contest to elect two directors to Circon's board and seeking approval of a shareholder resolution at the Annual Meeting. USS has repeatedly requested this information from Circon, but Circon has not yet provided all the requested information.

                United States Surgical Corporation is a diversified surgical products company specializing in minimally invasive technologies that improve patient care and lower health costs.